PDL™

2018 RBC Capital Markets Global Healthcare Conference

February 21-22, 2018

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL™

PDL at a Glance

PDL BioPharma seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

CURRENT EQUITY INVESTMENTS:

- Noden Pharma DAC, an Irish domiciled specialty pharma company.
  - PDL currently has 100% ownership.
  - Tekturna® and Tekturna HCT® in US and Rasilez® and Rasilez HCT® in the rest of world.
- LENSAR, a U.S. based leader in next generation femtosecond cataract laser surgery
  - Wholly owned subsidiary of PDL as of May 11, 2017.

CURRENT HEALTHCARE ROYALTY & DEBT DEALS[1]:

- Completed deals with average annualized internal rate of return of 15.9% and total cash returned of $587 million.
- Current income generating debt deals representing deployed and committed capital of $20 million: CareView.
- Current royalty transactions representing deployed and committed capital of $396 million: Depomed, VB, University of Michigan, Kybella and AcelRx.

[1] Direct Flow Medical is not included because monetization is on-going.

PDL™

PDL Future: Focus on Growth Opportunities

Specialty Pharma	❑ Diversification via acquisition of additional specialty pharma products and companies with a focus on under commercialized products. ❑ Noden expansion, commercializing products in U.S. and in key markets in the rest of world. ❑ Use proceeds from completed royalty and debt deals to fund acquisitions.
Royalty & Debt Deals	❑ Fewer investments in royalty transactions and still fewer debt transactions. ❑ Potential monetization of current portfolio to fund acquisitions. ▪ Completed sale of kaléo asset in 2017.

PDL™

Key Information and Facts

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Share Price	$2.48 as of 02/15/18
Book Value as of 09/30/2017	$5.40 per share
Current Deployed on Royalty Investments	$396 million
Current Deployed on Debt Investments	$20 million
Current Deployed on Equity Investments	$139 million
Cash Deployed on Concluded Transactions	$444 million
Return on Concluded Transactions[1]	15.9%
NOLs[2]	>$119 million
December 31, 2017 Cash Position[3]	$532 million

$1 Billion Deployed

1. Does not include Direct Flow Medical because monetization is ongoing.
2. Estimated Net Operating Losses from LENSAR.
3. Taken from FY 2017 financials, which will not be reported until March 8, 2018.

PDL™

Building Value Through Investments

PDL's book value increased to $5.40 in the period ending September 30, 2017



PDL's Book Value Per Share
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17

Does not include asset value of royalties from Queen et al patents.

PDL

Experienced Leadership

Management

John McLaughlin
CEO

Dominique Monnet
President

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Steffen Pietzke
VP, Finance & Chief Accounting Officer

Nathan Kryszak
Deputy General Counsel & Assistant Secretary

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks, M.D.

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track Record of Success

PDL™

PDL™

Recent Developments

Termination of Proposal to Acquire Neos

- In June 2017, PDL made a verbal all cash proposal to acquire all shares of Neos for $10/share, including the possibility to increase the offer with limited due diligence, which was rejected by the Neos Board several days later as not compelling or specific enough.
- PDL submitted a specific and written proposal shortly thereafter for $10.25 per share. After rejecting the PDL proposal, Neos surprisingly sold shares just three days later at a net price of $6.25 per share.
- On October 26, 2017, PDL made public its proposal to acquire all of Neos' shares for $10.25 per share. The proposal expired on its pre-specified deadline of November 8, 2017.
- PDL has maintained an interest in acquiring Neos since the expiration of the proposal deadline but has been unable to agree on terms that are in the best interest of PDL shareholders.
- On February 20, 2018, PDL announced it was terminating its pursuit of acquiring Neos and does not plan to make any further proposals.

PDL™

PDL Share Repurchase Programs

Previous Program

- In March 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $30 million through March 2018.
- Total repurchased under this program over 4 months was approximately 13.3 million shares at an average price of $2.25 per share. All shares repurchased were retired as of June 30, 2017.

Current Program

- In September 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $25 million through September 2018.
- Implementation is subject to corporate and regulatory restrictions, including having an open trading window.
- Due to trading restrictions no shares under the current program have been purchased to date.

PDL™

PDL™

NODEN PHARMA

Noden Current Product Portfolio

Product	Therapeutic & Geographic Area
Tekturna® (aliskiren) tablets 150mg-300mg; Tekturna HCT® (aliskiren and hydrochlorothiazide) tablets 150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg	Hypertension - U.S.
 RASILEZ 150mg od RASILEZ 300mg od  Rasilez HCT 300 mg/25 mg	Hypertension - Rest of World



Tekturna (aliskiren) Tablets 150 mg
Tekturna (aliskiren) Tablets 300 mg
Tekturna HCT 150 mg/12.5 mg
Tekturna HCT 150 mg/25 mg
Tekturna HCT 300 mg/12.5 mg
Tekturna HCT 300 mg/25 mg

Current Noden Products

United States

- **Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.**
  - Not for use with ACEIs or ARBs in patients with diabetes or renal impairment and pregnant women.
  - Approved in U.S. in 2007.
- **Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.**
  - Not for use: (1) with ACEIs and ARBs in patients with diabetes or renal impairment; (2) in patients with known anuria or hypersensitivity to sulfonamide derived drugs; and (3) in pregnant women.
  - Approved in U.S. in 2009.

Ex-U.S.

- **Rasilez® - trade name for Tekturna outside the U.S.**
  - Approved in EU in 2007.
- **Rasilez® HCT - trade name for Tekturna HCT outside the U.S.**
  - Approved in EU in 2009.

PDL™

Tekturna Market: Hypertension

- **Chronic condition with serious long-term cardiovascular implications which affects about 29% of the U.S. adult population.** (1)
  - *78 million in U.S. alone.*
- **Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.**
- **ACEIs (angiotensin converting enzyme inhibitors) and ARBs (angiotensin receptor blockers) are typically first and second line therapies.**
- **Tekturna is deemed to be an alternative to ACEIs and ARBs, especially in ACEI/ARB intolerant patients.**
  - ~12% are intolerant of both ACEIs and ARBs (2) = *9.3 million in U.S. alone.*

(1) Source: https://www.cdc.gov/bloodpressure/facts.htm

(2) Source: Caldeira et al. Aug 2012, Vol. 12, Issue 4 *Am J Cardiovascular Drugs*

PDL™

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

Tekturna®
(aliskiren) tablets 150 mg·300 mg

Tekturna HCT®
(aliskiren and hydrochlorothiazide) tablets
150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg

PDL™

Tekturna: Safety Profile

- **Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.**
- **Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.**
- **Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEIs arms in active-controlled trials.**
- **Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in two Tekturna treated patients.**

Data from Clinical Trials

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	Tekturna (%)	Placebo (%)
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both				
Adverse Event	Tekturna (n=4272)		Placebo (n=4285)	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2

Tekturna is contraindicated for use with ACEIs and ARBs in patients with diabetes or renal impairment

PDL™

Tekturna: Market Research

Novartis

- Novartis had no active sales or marketing efforts with respect to Tekturna products for 4 years prior to Noden acquiring the products.

Market Research

- 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
- 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.

Key Findings

- Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEIs and/or ARBs.
- Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
- Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for future use.
- Such promotional efforts could increase the number of Tekturna treated patients.

PDL™

Noden Pharma Entities

- **Noden DAC**
  - Domiciled in Ireland.
  - Expected to be a tax efficient structure.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.
- **Noden USA**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.
- **PDL**
  - As of September 30, 2017, 100% ownership of Noden.
  - Noden financials consolidated with PDL financials.

PDL™

Product Transition from Novartis

Commercialization

- **US**
  - Noden USA assumed commercialization responsibilities on October 5, 2016.
  - Noden USA fielded a dedicated contract sales force of ~40 reps and 4 district managers in late February 2017 – the first promotional effort in 4 years. Increased dedicated contract sales force to ~60 reps and 6 district managers in August 2017.
- **Ex-US**
  - Starting on November 1, 2017, Noden DAC assumed commercialization for Rasilez and Rasilez HCT in Switzerland and in the EU, focusing on countries where the products are profitable.
  - In January 2018, Noden entered into an agreement with Lee's Pharmaceutical Holdings Ltd. granting them exclusive sales rights to Rasilez in China, Hong Kong, Macau and Taiwan, with guaranteed payments due to Noden.
  - In January 2018, Noden entered into an agreement with Orphan Pacific for the distribution of Rasilez in Japan.

Manufacturing

- Novartis to supply API while Noden DAC seeks third party manufacturer but no later than November 2020.
- In the EU, Novartis continues to supply tableted and finished product until technical transfer to Noden DAC's newly appointed third party manufacturer is completed.
- Noden USA has already assumed packaging and labeling responsibilities.

PDL™

Tekturna & Tekturna HCT

Jan. 2017 to Jan 2018 U.S. Gross Monthly Revenue


$ in millions
$9.000
$8.000
$7.000
$6.000
$5.000
$4.000
$3.000
$2.000
$1.000
$-
$6.442
$7.193
$6.943
$6.565
$7.445
$6.491
$5.773
$7.464
$5.910
$7.633
$7.344
$5.847
$6.474
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
Jan-18

Source: RX Crossroads

PDL™

Tekturna & Tekturna HCT


Jan. 2017 to Jan. 2018 U.S. Monthly Units
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
34,446
37,500
36,630
34,574
39,145
33,684
30,161
39,090
30,791
40,042
38,433
30,236
32,373
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
Jan-18

Source: RX Crossroads

Noden Team

- **CEO**
  - Alan Markey
    - Previously Managing Director of Baxter Healthcare Limited (Ireland), Assistant VP for Enbrel - EU.
- **Head of Sales and Marketing US**
  - Michael McCann
    - Previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
- **Head of Manufacturing and Supply**
  - Liam O'Brien
    - Previously Director, Global Technical Operations, Oncology at Novartis.
- **Head of Quality**
  - Loretta Cunningham
    - Previously Quality Manager at Alexion.
- **Head of Regulatory Affairs and Pharmacovigilance**
  - Ronan Donelan
    - Previously Global Head of Regulatory Science at Quintiles with over 30 years of experience.

Novartis/Tekturna Deal

- **Total Tekturna Potential Purchase Price**
  - Up to $334 million.
- **Closing Payments**
  - $110 million paid to Novartis in July 2016.
- **First Anniversary**
  - $89 million paid to Novartis in July 2017.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity and debt financing.
    - In connection with first anniversary payment, PDL made an additional equity investment of $32 million in June 2017.
    - Also provided an intercompany loan to Noden.

PDL™

Tekturna Intellectual Property

Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.

- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
  - Paragraph IV filing in April 2017 by Anchen regarding Tekturna directed to the formulation patent expiring in 2026, but not to the API based patents which expire in January 2019 (Tekturna, with pediatric extension) and March 2022 (Tekturna HCT).
  - Noden has filed its responsive suit against Anchen and Par within the statutory deadline of 45 days and may obtain a stay of approval for up to 30 months.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' know-how related to Tekturna, including that which is necessary for the manufacture of the products.

PDL™

PDL™

LENSAR®

CATARACT LASER WITH AUGMENTED REALITY

LENSAR
CATARACT LASER WITH AUGMENTED REALITY

- LENSAR, Inc. is a leading global developer and manufacturer of Femtosecond Cataract Lasers (FLS) in the growing cataract surgery market.
- Cataract surgery is the highest volume surgical procedure globally.
  - *Market penetration of FLS approx. 7% of total procedures in U.S. while < 2% OUS.*
  - *FLS expected to grow approximately 15% in procedures annually through 2021.*
- LENSAR's proprietary Laser System leads the market in innovation with Streamline III.
- LENSAR has captured approximately 10% of the global procedures.
- Over $170 million invested in development and commercial launch
- 58 employees primarily in LENSAR's Orlando, FL headquarters.
- Recently added well-known and respected ophthalmic industry leader, William Link, Ph.D., as chairman of the board of directors.


LENSAR

PDL

LENSAR Highlights

Large and Growing Market

- Cataract surgery is the highest volume surgical procedure performed worldwide with over 24.9 million surgeries estimated to be performed in 2016.
- Integration of preoperative diagnostics into the cataract refractive suite driving the potential growth of procedures by delivering better patient outcomes.
- Existing treatments provide sub-optimal solution for astigmatism which affect 60-70% of patients with preexisting conditions and 100% of cataract surgery patients.

Leading Technology Platform

- Widely recognized as the technology innovator with > $170MM invested.
- Broad and deep intellectual property portfolio with over 35 U.S. patents and over 60 pending.
- Augmented reality system provides unique 3D image guided custom treatments.

Compelling Business Model

- Recurring revenue business model with global KOL support.
- Provides strong value proposition for customers as only true independent platform compatible with all ultrasound/IOL manufacturers.
- Approximately 170 systems in place with approximately 90,000 cataract procedures performed to date.

Positioned For Growth

- LENSAR has approximately 10% of the global market of procedures performed with limited financial sales and marketing resources.
- Positioned for large international markets: India launched Q115; China launched Q116; Growth opportunity in Europe by replacing early distribution partner.
- Recently announced acquisition of Precision Eye Services for mobile services.

Investments Overview

16 Royalty & Debt Investments

9 Current Deals

Type	Company	Amount	Date	Note
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012	
Royalty Acquisition	Depomed	$240,500,000	October 2013	
Senior Secured Financing	LENSAR	$60,000,000	October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical, Inc.	$60,000,000	November 2013	Written down to ~$10 MM in 4Q16
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014	
Royalty Acquisition	University of Michigan	$65,600,000	November 2014	
Senior Secured Financing	CareView Communications	$40,000,000	June 2015	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015	
Royalty Acquisition	kybella	$9,500,000	July 2016	

7 Concluded Deals

Type	Company	Amount	Date
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014

Concluded deals have yielded an average IRR of 15.9%

Direct Flow Medical not considered concluded as we are still in process of monetizing assets

PDL™

Royalty Acquisitions – $496MM Invested

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (2)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR	Depomed	Boehringer Ingelheim / Lilly	5/2026	$240.5M	$308.5M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026		
Iclusig (ponatinib) tablets 45 mg, 15 mg	Ariad	Ariad	Payoff	$100.0M	$120.0M (3)
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$8.2M
Zalviso Sufentanil self-managed delivery system	AcelRx Pharmaceuticals, Inc.	Grünenthal	1/2032 or 3X investment	$65.0M	$0.1M
coflex	Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5M	$4.7M
kybella	Inventor	Allergan	2/2025	$9.5M	$0.3M

(1) Expected dates based upon current agreements and patent expiry estimates.
(2) As of 12/31/17.
(3) Paid off on 03/30/17.

PDL

Concluded Investment Track Record

Investments of $444 million on concluded transactions have yielded cash returns of $587 million or 15.9% in annualized returns.

($ in Millions)

Deal	Transaction Date	Transaction Maturity Date	Total Committed	Amount Invested	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
ARIAD	Jul-2015	Mar-2017	140.0	100.0	120.0	1.7	1.2	17.5%
kaléo	Apr-2014	Sep-2017	150.0	150.0	217.8	3.5	1.5	13.8%
Total[3]			**$ 530.8**	**$ 444.3**	**$ 586.8**	**2.2**	**1.3**	**15.9%**

1) Total includes equity transactions.
2) Total includes actual/forecasted cash flows from royalty portion of transaction.
3) Total excludes Direct Flow Medical which is being monetized.

PDL™

Financials

Third Quarter 2017 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Royalties from Queen et al. patents	$ 1,443	$ 14,958	$ 31,884	$ 150,645
Royalty rights - change in fair value	35,353	16,085	132,224	(11,872)
Interest revenue	6,051	8,594	16,968	24,901
Product revenue, net	20,067	14,128	51,477	14,128
License and other	(165)	(127)	19,471	7
Total revenues	62,749	53,638	252,024	177,809
Cost of product revenue	5,565	-	12,632	-
Amortization of intangible assets	6,275	6,014	18,438	6,014
General and administrative expenses	11,989	10,396	35,853	27,193
Sales and marketing	4,994	11	11,194	11
Research and development	605	1,933	6,652	1,933
Change in fair value of anniversary payment and contingent consideration	700	2,083	3,349	2,083
Acquisition-related costs	-	546	-	3,505
Total operating expenses	30,128	20,983	88,118	40,739
Operating income	32,621	32,655	163,906	137,070
Interest and other income, net	238	162	726	404
Interest expense	(5,096)	(4,513)	(15,082)	(13,524)
Gain on bargain purchase	(2,276)	-	3,995	-
Income before income taxes	25,487	28,304	153,545	123,950
Income tax expense	4,755	14,400	65,180	50,011
Net income	20,732	13,904	88,365	73,939
Less: Net income/(loss) attributable to noncontrolling interests	-	(3)	(47)	(3)
Net income attributable to PDL's shareholders	$ 20,732	$ 13,907	$ 88,412	$ 73,942
Net income per share - Basic	$ 0.14	$ 0.08	$ 0.56	$ 0.45
Net income per share - Diluted	$ 0.14	$ 0.08	$ 0.56	$ 0.45

Full Year and Q4 2017 financial results expected to be issued on March 8, 2018

PDL™

Strong Balance Sheet

Our strong balance sheet give us flexibility to consider strategic opportunities that support our acquisition strategy and share repurchase program

($ in millions)	September 30, 2017
Cash, cash equivalents and short-term investments	**$516[1]**
Total Assets	**$1,224**
Debt:	
4.00% Convertible Debt- due 2/2018 ($9.17 conversion p/s)	126[1]
2.75% Convertible Debt - due 12/2021 ($3.81 conversion p/s)[2]	150
Total Debt (principal outstanding)	**$276**

The 4.00% Convertible Debt of $126MM was paid off on February 1, 2018

1) Does not reflect the $126MM cash payment made in February 2018 to pay off convertible debt.
2) PDL entered into a capped call transaction to offset potential dilution subject to a cap of $4.88.

PDL™

PDL™

Conclusion

Investment Highlights and Priorities

HIGHLIGHTS

Tekturna and Rasilez are important products for treatment of hypertension with a differentiated mechanism of action and potential upside in revenues if promoted appropriately.

Noden investment was immediately cash flow accretive to PDL.

We have a team with demonstrated ability both to identify assets and conclude transactions and to commercialize products successfully.

Nine active royalty and debt deals generating cash returns.

Strong balance sheet with a net book value of $5.40 per share and with over $530 million cash on hand at year end 2017.

2018 PRIORITIES

Execute on the commercialization of Noden products.

Acquire additional specialty pharmaceutical products and/or companies.

Integrate LENSAR operations and take advantage of tax efficiencies.

Continue diverse capital allocation, which includes acquiring products, companies, royalties, share and convertible debt repurchases.

Increase shareholder value.

PDL™